Exhibit 99.1

INSTALLED BUILDING PRODUCTS INITIATES QUARTERLY CASH DIVIDEND AND

INCREASES AND EXTENDS SHARE REPURCHASE PROGRAM

Capital Allocation Priorities Include Acquisitions, Quarterly Dividends, Variable Dividends and

Opportunistic Share Repurchases

Columbus, Ohio, February 23, 2021. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced that the Board of Directors has approved the initiation of a quarterly cash dividend program. The initial quarterly dividend of $0.30 per share of common stock is payable on March 31, 2021 to stockholders of record on March 15, 2021. In addition to the quarterly cash dividend, the Board of Directors will consider an annual variable dividend to be paid in the first quarter of each year commencing in 2022. The variable dividend will be determined based on the cash flow generated by operations with consideration for planned and expected cash obligations for acquisitions and other factors as determined by the Board. The Company also announced the Board of Directors has increased the existing share repurchase program to $100.0 million and extended the program to March 1, 2022.

“Since our IPO seven years ago, we have focused on creating sustainable value for our shareholders,” stated Jeff Edwards, Chairman and Chief Executive Officer. “I am pleased with the Board’s decision to initiate a quarterly cash dividend, as well as increase and extend our share repurchase program, which reflects our commitment to creating value for shareholders.”

“The strong free cash flow characteristics of our business model and our strong balance sheet provide us with the flexibility to pursue our growth-oriented acquisition strategy, while returning capital to shareholders and supporting the long-term capital needs of our business. We will continue to prioritize profitable growth through our proven strategy of acquiring well-run installers of insulation and complementary building products, and we remain committed to targeting approximately $100.0 million of acquired revenue annually. Additional free cash flow will be used to support our ongoing cash dividends and opportunistic share repurchases, while we focus on maintaining a strong and flexible balance sheet with a net debt leverage ratio below two times,” concluded Mr. Edwards.

The declaration and payment of any future quarterly cash dividend or annual variable dividend will be at the discretion of the Board of Directors and will depend on a number of factors, including the Company’s financial position, legal requirements, acquisition strategy and other factors.

Stock Repurchase Program

IBP’s Board of Directors has approved an expansion of its stock repurchase program, effective as of February 26, 2021, pursuant to which the Company may repurchase $100.0 million of its outstanding common stock. The program will remain in effect until March 1, 2022, unless extended by the Board of Directors. There was $26.7 million of availability remaining under the November 6, 2018 $100.0 million stock repurchase program.

Under the repurchase program, the Company may purchase shares of its common stock through open market transactions, accelerated share repurchase transactions, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The timing and amount of any repurchases under this program will be determined by the Company’s management at its discretion based on a variety of factors, including the market price of our common stock, corporate considerations, general market and economic conditions, and legal requirements. The program may be modified, discontinued or suspended at any time or from time to time. The Company anticipates funding for this program to come from available corporate funds, including cash on hand and future cash flow.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 190 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the economy, our financial and business model, payment of a quarterly cash dividend, the possibility of an annual variable dividend in 2022, our stock repurchase program, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2021. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, the economy and the markets we serve; general economic and industry conditions; the material price environment; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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